                                                                  EXHIBIT (a)(4)



                               AMENDMENT NO. 1 TO
                               TRUST INSTRUMENT OF
                               PILGRIM FUNDS TRUST


      THIS AMENDMENT NO. 1 TO THE TRUST INSTRUMENT OF PILGRIM FUNDS TRUST DATED JULY 30, 1998 (the "Trust Instrument"), as amended, has been executed as of this 2nd day of November, 2001, by the undersigned, constituting a majority of the Trustees of Pilgrim Funds Trust (the "Trust"):

      WHEREAS, on November 2, 2000, the Trustees approved reorganizations of the below-listed funds whereby the Disappearing Funds would be liquidated upon the acquisition of their assets by the Acquiring Funds; and

       DISAPPEARING FUNDS                         ACQUIRING FUNDS
ING Focus Fund                          Pilgrim LargeCap Growth Fund
ING Large Cap Growth Fund
ING Growth & Income Fund                Pilgrim Growth and Income Fund
ING Mid Cap Growth Fund                 Pilgrim MidCap Opportunities Fund
ING Small Cap Growth Fund               Pilgrim SmallCap Opportunities Fund
ING Emerging Markets Equity Fund        Pilgrim Emerging Countries Fund
ING Global Brand Names Fund             Pilgrim Worldwide Growth Fund
ING International Bond Fund             Pilgrim Strategic Income Fund
ING International Equity Fund           Pilgrim International Fund


      WHEREAS, the Board of Trustees is authorized under Section 2.6 and Section
11.4 of the Trust Instrument to dissolve any series of the Trust, upon approval of a majority of the Trustees; and

      WHEREAS, the Board believes that it would be in the interests of the Trust and shareholders of the Trust to terminate the series.

      NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the dissolution of the ING Focus Fund, ING Large Cap Growth Fund, ING Growth & Income Fund, ING Mid Cap Growth Fund, ING Small Cap Growth Fund, ING Emerging Markets Equity Fund, ING Global Brand Names Fund, ING International Bond Fund and ING International Equity Fund series of the Trust, and it is

      FURTHER RESOLVED, that management of the Trust be, and it hereby is, authorized to take any and all actions necessary to reflect the dissolution of the series, including amending the Trust's Registration Statement, as filed with the U.S. Securities and Exchange Commission, and amending and restating any contracts of the Trust to remove any references to the series.

      IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


  /s/ John G. Turner                        /s/ Jock Patton
------------------------------------      ------------------------------------
John G. Turner, Trustee                   Jock Patton, Trustee


  /s/ Paul S. Doherty                       /s/ David W.C. Putnam
------------------------------------      ------------------------------------
Paul S. Doherty, Trustee                  David W.C. Putnam, Trustee


  /s/ Alan L. Gosule                        /s/ Blaine E. Rieke
------------------------------------      ------------------------------------
Alan L. Gosule, Trustee                   Blaine E. Rieke, Trustee


  /s/ Walter H. May                         /s/ Richard A. Wedemeyer
------------------------------------      ------------------------------------
Walter H. May, Trustee                    Richard A. Wedemeyer, Trustee


  /s/ Thomas J. McInerney
------------------------------------
Thomas J. McInerney, Trustee